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                       AVANT! CORPORATION AFFILIATES AGREEMENT

         THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of January __, 1998 between Avant! Corporation, a Delaware corporation ("Avant!"), and the undersigned stockholder (the "Stockholder") of Avant!.

                                  RECITALS

         A. Avant!, Cardinal Merger Corporation, a California corporation and a wholly owned subsidiary of Avant! ("Merger Sub") and Technology Modeling Associates, Inc., a California corporation ("TMAI"), have entered into an Agreement and Plan of Reorganization dated September 7, 1997 (the "Reorganization Agreement"), pursuant to which Merger Sub will be merged into TMAI (the "Merger"), and TMAI will become a wholly owned subsidiary of Avant!.

         B. The parties to the Reorganization Agreement intend to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and intend to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) and
Section 368(a)(2)(E) of the Code.

         C. The parties to the Reorganization Agreement intend to cause the Merger to be accounted for as a pooling of interests.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Affiliates Agreement, it is hereby agreed as follows:

         1.   The undersigned Stockholder hereby agrees that:

              (a) The undersigned Stockholder may be deemed to be (but does not hereby admit to be) an "affiliate" of Avant! within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and Accounting Series Release No. 130, as amended, of the Securities and Exchange Commission (the "SEC') ("Release No. 130").

              (b) The undersigned Stockholder will not sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Stockholder's risk relative to the Avant! Shares or any part thereof until such time after the Effective Time of the Merger as financial results covering at least thirty (30) days of the combined operations of Avant! and TMAI after the Effective Time of the Merger have been, within the meaning of said Release No. 130, filed by Avant! with the SEC or published by Avant! in an Annual Report on Form 10K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance that includes combined sales and income of TMAI and Avant!. Avant! agrees to make such filing or publication as soon as practicable and to notify the undersigned Stockholder promptly upon making such filing or publication. The undersigned will not, during the thirty (30) day period prior to the Effective Time of the Merger as determined in Avant!'s


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reasonable discretion, sell, exchange, transfer, pledge, dispose of or otherwise reduce the undersigned Stockholder's risk relative to the Avant! Shares or any part thereof.

              (c) The undersigned has no current plan or intent to engage in any Sale of any Avant! Common Stock (whether or not acquired pursuant to the exercise of a stock option since August __, 1997) on, or prior to, the Merger. The undersigned shall immediately notify Avant! in writing via facsimile of any Sale of Avant! Common Stock by the undersigned on, or prior to, the Merger.

         2. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Affiliates Agreement shall be effective unless in writing.

         3. NOTICES. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Affiliates Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

              (a) If to the Stockholder, at the address set forth below the Stockholder's signature at the end hereof.

              (b)  If to Avant!:

                   Avant! Corporation
                   46871 Bayside Parkway
                   Fremont, California  94538
                   Attention: John P. Huyett
                   Fax: (510) 413-8000
                   Tel: (510) 413-8080

                   with a copy to:

                   Gunderson Dettmer Stough
                      Villeneuve Franklin & Hachigian, LLP
                   155 Constitution Drive
                   Menlo Park, California  94025
                   Attention: Steven M. Spurlock, Esq.
                   Fax: (650) 321-2800
                   Tel: (650) 321-2400

or to such other address as any party hereto may designate for itself by notice given as herein provided.

         4. COUNTERPARTS. For the convenience of the parties hereto, this Affiliates Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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         5.   SUCCESSORS AND ASSIGNS.  This Affiliates Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         6. GOVERNING LAW. This Affiliates Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof

         7. EFFECTIVENESS; SEVERABILITY. This Affiliates Agreement shall become effective at the Effective Time of the Merger. If a court of competent jurisdiction determines that any provision of this Affiliates Agreement is unenforceable or enforceable only if limited in time and/or scope, this Affiliates Agreement shall continue in full force and effect with such provision stricken or so limited.

         8. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not effect the construction or interpretation of this Affiliates Agreement.

         9. DEFINITIONS. All capitalized terms used herein shall have the meaning defined in the Reorganization Agreement, unless otherwise defined herein.




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         IN WITNESS WHEREOF, the parties have caused this Affiliates Agreement to be executed as of the date first above written.


AVANT! CORPORATION                          STOCKHOLDER


By:
   -------------------------------------    ------------------------------
   Gerald C. Hsu                            (Signature)
   Chairman of the Board,
   Chief Executive Officer and President
                                            ------------------------------
                                            (Print Name)


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                                            ------------------------------
                                            (Address)